Exhibit 10.1

FORM OF COMPANY SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of September [•], 2022, is entered into by and among EnVen Energy Corporation, a Delaware corporation (the “Company”), Talos Energy Inc., a Delaware corporation (“Parent”) and [•] (the “Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, Parent, Talos Production Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, Tide Merger Sub I Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), Tide Merger Sub II LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent, Tide Merger Sub III LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent, and BCC Enven Investments, L.P., a Delaware limited partnership, in its capacity as Equityholders’ Representative, have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein), among other things, Merger Sub I will merge with and into the Company, with the Company surviving such merger (the “First Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of and is entitled to dispose of and vote the number of Class A Common Shares and Series A Preferred Shares set forth on Schedule 1 attached hereto (the “Owned Shares”; the Owned Shares and any additional Class A Common Shares and Series A Preferred Shares (or any securities convertible into or exercisable or exchangeable for Class A Common Shares) in which the Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition to the consummation of the Transactions, the Stockholder is entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and the Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3, the Stockholder, solely in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to, validly execute and deliver to the Company, within (or effective as of no later than) 48 hours following the date that the Consent Solicitation Statement is first disseminated by the Company to the Company Stockholders in accordance with the terms of the Merger Agreement, (a) the written consent of the stockholders of the Company adopting the Merger Agreement and approving the First Merger and the other Transactions in respect of all of the Stockholder’s Covered Shares (the “Transaction Approval”) and (b) if applicable, the written consent of the holders of the Series A Preferred Shares of the Company approving the Preferred Conversion with a Mandatory Conversion Time (as defined in the Certificate of Designations) immediately prior to the consummation of the First Merger (the “Conversion Approval”), in each case in the form attached hereto as Exhibit A. In addition, prior to the Termination Date (as defined herein), the Stockholder, solely in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders of the Company (including the written consent solicited pursuant to the Consent Solicitation Statement), the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(a) if and when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) in favor of (i) the adoption of the Merger Agreement and the approval of the Transactions, including the First Merger, and (ii) the Conversion Approval; and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy, or validly execute and return and cause such consent to be granted with respect to, all of the Stockholder’s Covered Shares against (i) any Acquisition Proposal with respect to the Company and (ii) any other action, proposal, transaction or agreement that could reasonably be expected to (A) impede, interfere with, delay, postpone or materially and adversely affect the First Merger or any of the other Transactions, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, or (C) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement.

The obligations of the Stockholder specified in this Section 1 shall apply whether or not the First Merger or any action described above is recommended by the Company Board or the Company Board has effected a Company Change in Recommendation.

2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is materially inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is materially inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise materially inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate immediately and automatically, and be of no further force and effect, without any notice or other action by any Person, upon the earliest of (i) the First Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of each of the parties hereto and (iv) the election of the Stockholder in its sole discretion to terminate this Agreement following any amendment, supplement, waiver by the Company or other modification of any term or provision of the Merger Agreement without the prior written consent of such Stockholder that (a) reduces or changes the form of consideration payable pursuant to the Merger Agreement or (b) otherwise amends the Merger Agreement in a manner materially adverse to the Stockholder relative to the other stockholders of the Company (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 14 to 20 shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of this Agreement prior to such termination.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Company as to itself as follows:

(a) The Stockholder is the only record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than Liens as created by this Agreement, Liens to which the Covered Shares and Stockholder are subject pursuant to the Company Organizational Documents and Liens to which the Covered Shares and Stockholder are subject pursuant to any agreements between the Company and the Company Stockholders to be terminated in accordance with Section 9. As of the date hereof, other than the Owned Shares, the Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities exercisable for or convertible into shares of capital stock of the Company) or any interest therein.

(b) The Stockholder is not a “foreign person” or “foreign entity” (as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof). The Stockholder is not controlled, in whole or in part, by a “foreign person” (as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof).

(c) The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement, voting trust or other similar agreement arrangement or restriction with respect to any of the Stockholder’s Covered Shares other than this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iv) other than the Company Organizational Documents, is not party to any agreements or arrangements of any kind, contingent or otherwise, obligating the Stockholder to sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), any or all of the Stockholder’s Covered Shares or any interest therein, and (v) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement. Except as contemplated by the Transactions or as set forth in the Company Organizational Documents, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Covered Shares.

(d) The Stockholder has full capacity and authority and has taken all action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and no other organizational proceedings on the part of the Stockholder are necessary to approve this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming the Agreement is the valid and legally binding agreement of each of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Remedies Exception.

(e) No filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority or any other Person in connection with the execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby, in each case other than as contemplated hereby.

(f) The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby will not, constitute or result in, with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Stockholder, or the Covered Shares, pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(e), under any Applicable Law to which the Stockholder is subject or any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(g) As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement that seeks to delay or prevent the Stockholder from performing, or that would reasonably be expected to impair the ability of the Stockholder to perform, its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

(h) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby and by the Merger Agreement based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder and the Company as follows:

(a) Parent (i) is a legal entity duly organized, validly existing and in good standing under the Applicable Laws of the state of Delaware, and (ii) has all requisite company power and authority and has taken all company action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the Agreement is the valid and legally binding agreement of each of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to the Remedies Exception.

(b) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act and the consents and approvals described in Sections 4.04 and 4.05 of the Merger Agreement, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Parent from, or to be given by Parent to, or be made by Parent with, any Governmental Authority or any other Person in connection with the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, except for any such filing, notice, report, consent, registration, approval, permit, waiver, expiration or authorization that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(c) The execution, delivery and performance of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Parent Organizational Documents, or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of Parent pursuant to any Contract binding upon

Parent, or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(b), under any Applicable Law to which Parent is subject or any change in the rights or obligations of any party under any Contract legally binding upon Parent, except, in the case of clause (ii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Parent’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder and Parent as follows:

(a) The Company (i) is a legal entity duly organized, validly existing and in good standing under the Applicable Laws of the state of Delaware, and (ii) has all requisite company power and authority and has taken all company action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the Agreement is the valid and legally binding agreement of each of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Remedies Exception.

(b) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act and the consents and approvals described in Sections 3.04 and 3.05 of the Merger Agreement, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Company from, or to be given by the Company to, or be made by the Company with, any Governmental Authority or any other Person in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except for any such filing, notice, report, consent, registration, approval, permit, waiver, expiration or authorization that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(c) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Company Organizational Documents, or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Company pursuant to any Contract binding upon the Company, or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 6(b), under any Applicable Law to which the Company is subject or any change in the rights or obligations of any party under any Contract legally binding upon the Company, except, in the case of clause (ii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Company’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

7. Certain Covenants of the Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Prior to the Termination Date, the Stockholder shall not, and shall cause its controlled Affiliates and Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives acting on their respective behalf, not to, directly or indirectly, and in each case except to the extent the Company is permitted to do so under the Merger Agreement: (A) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal with respect to the Company; (B) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal with respect to the Company; (C) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal with respect to the Company; (D) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal with respect to the Company; or (E) resolve or agree to do any of the foregoing. The Stockholder agrees that immediately following the execution of this Agreement it shall, and shall cause each of its controlled Affiliates and Subsidiaries and shall use its reasonable best efforts to cause its and their Representatives acting on its or their respective behalf to, cease any solicitations, discussions or negotiations with any Person (other than Parent and its Representatives) conducted heretofore in connection with an Acquisition Proposal with respect to the Company or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal with respect to the Company. The Stockholder shall promptly (and in any event within two Business days) notify, in writing, Parent of the receipt by the Stockholder in such capacity of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal with respect to the Company, which notice shall include the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and, with respect to any such proposal or offer, a summary of the material terms of, and an unredacted copy of any proposed definitive agreement, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such proposal or offer (and shall include any other material documents evidencing or specifying the terms of such proposal or offer or, to the extent applicable, inquiry). To the extent the Stockholder is prohibited by a non-disclosure or confidentiality agreement entered into prior to the date hereof from providing the information set forth in the preceding sentence, the Stockholder shall not be required to provide Parent with the identity of the Person(s) from which such expression of interest, inquiry or proposal was received. The Stockholder shall not enter into any confidentiality agreement with any Person after the date of this Agreement that prohibits it from complying with the foregoing obligations. Nothing in this Section 7(a) shall prohibit Stockholder or its Representatives from informing any Person of the existence of the provisions contained in this Section 7(a).

(b) Irrevocable Proxy. In order to secure the obligations set forth herein, the Stockholder hereby irrevocably appoints Parent, or any nominee thereof, with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, only in the event that such Stockholder does not comply with its obligations in Section 1, to vote or execute written consents with respect to the Stockholder’s Covered Shares in accordance with Section 1 and with respect to any proposed postponements or adjournments of any meeting of the stockholders of the Company at which any of the matters described in Section 1 are to be considered. The Stockholder hereby affirms that this proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and the Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to any of its Covered Shares that is materially inconsistent with the Stockholder’s obligations pursuant to this Agreement. This proxy shall be revoked automatically upon the termination of this Agreement pursuant to Section 3, and Parent may terminate this proxy at any time at its sole election by written notice provided to the Stockholder.

(c) The Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

8. HSR Act. The Stockholder will use reasonable best efforts to cooperate with the Company and Parent with respect to any notification form required pursuant to the HSR Act in connection with the Transactions, including with respect to providing information requested by any Governmental Authority with respect thereto. The parties hereto agree that all filing fees associated with filings made with Governmental Authorities pursuant to this Section shall be treated as Transaction Expenses under the Merger Agreement, subject to applicable limitations set forth in the Merger Agreement.

9. Termination of Certain Agreements. The Stockholder hereby agrees to execute and deliver such additional documents and take all such further action as may be reasonably necessary to cause each of the (a) the Registration Rights Agreement, dated December 30, 2016, among the Company and each of the Persons identified therein, (b) the Registration Rights Agreement dated November 6, 2015, among the Company, FBR Capital Markets & Co., EIG (as defined therein) and Sankaty (as defined therein) (as extended and amended on November 6, 2015) and (c) the Registration Rights Agreement, dated November 6, 2015, between the Company and EnVen Equity Holdings, LLC to be (to the extent the Stockholder is a party thereto), contingent upon (i) the occurrence of the Closing and (ii) receipt of approval of the requisite parties (including the Company), terminated without any further force and effect effective immediately prior to the First Effective Time, and the Stockholder hereby agrees to the waiver of any rights of first refusal, preemptive rights, rights of co-sale, and registration rights with respect to the Transactions.

10. Further Assurances; Waiver of Appraisal Rights. From time to time, at Parent’s or the Company’s request and without further consideration, the Stockholder shall execute and deliver such additional documents, including the Registration Rights Agreement, and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder further agrees, without limiting remedies for fraud, not to commence or participate in, and to take all actions reasonably necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including the Per Share Consideration, or alleging a breach of any duty of the Company Board or Parent Board in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or the Transactions) or the consummation of the transactions contemplated hereby and the Transactions. The Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent in connection with the First Merger or the other Transactions that the Stockholder may at any time have under applicable Law by virtue of ownership of the Covered Shares.

11. Disclosure. The Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Parent have provided the Stockholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and Parent will consider in good faith.

12. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares,” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be converted, changed or exchanged or which are received in such transaction.

13. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

14. Notices.

(a) A notice given under this Agreement shall be sent to the attention of the Person, and to the physical address, email address or fax number given in this Section 14 (or such other physical address, email address, fax number or Person as the party may notify to the other in accordance with the provisions of this Section 14 and shall be delivered personally; sent by fax; sent by email; or sent by registered mail or reputable international overnight courier.

(b) The addresses for service of notice are:

if to the Stockholder, to it at:

Name: [•]

[•]

Facsimile No.: [•]

Email: [•]

if to Parent, to:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention:          William S. Moss III

Facsimile No.:   (713) 574-4919

Email:                bill.moss@talosenergy.com

with a copy to:

Vinson & Elkins LLP

Texas Tower

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention:          Lande A. Spottswood

Facsimile No.:   (713) 615-5171

Email:                lspottswood@velaw.com

if to the Company prior to the Closing, to:

EnVen Energy Corporation

609 Main Street, Suite 3200

Houston, Texas 77002

Attention:          General Counsel

Facsimile No.:   (713) 335-7500

E-mail:               jstarzec@enven.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:          William J. Chudd

Facsimile No.:   (212) 701-5800

Email:                william.chudd@davispolk.com

15. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and neither Parent nor the Company shall have authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

16. Entire Agreement. This Agreement and the other Transaction Agreements as to which Parent, on the one hand, and the Stockholder on the other hand, are parties, constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written and oral, that may have been entered into by or among any of the parties hereto relating to the transactions contemplated hereby.

17. No Third-Party Beneficiaries. The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Parent and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Legal Proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties hereto, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 20 shall be null and void, ab initio.

19. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of the Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

20. Miscellaneous. The provisions set forth in Sections 1.02 (Other Definitional and Interpretative Provisions), 10.10 (Severability), 10.12 (Counterparts; Effectiveness), 10.13 (Jurisdiction), 10.14 (Governing Law), 10.15 (Specific Performance) and 10.16 (Waiver of Jury Trial) of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

TALOS ENERGY INC.

By:
Name:
Title:

ENVEN ENERGY CORPORATION

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:

[Signature Page to Support Agreement]

Schedule 1

Stockholder	Class A Common Stock	Series A Preferred Shares
[•]	[•]	[•]

Exhibit A

Form of Written Consent

[Intentionally Omitted.]